UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2006
Tufco Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21108	39-1723477

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 20, 2006, Tufco, L.P. (“Tufco”), a subsidiary of Tufco Technologies, Inc. (the “Company”) entered into a new lease agreement (the “Lease Agreement”) with Bero & McClure Partnership (the “Landlord”) for Tufco’s facility located in Green Bay, Wisconsin. This lease replaces a lease dated October 15, 2002 with the Landlord. The lease term extends to March 31, 2013. Tufco may renew the Lease Agreement for an additional five year term. In consideration of Tufco’s entering into the Lease Agreement, the Landlord has agreed to pay for certain improvements to the facilities occupied by Tufco. Samuel J. Bero, a director of the Company, is a partner in the Landlord.
     For December 2006, the rent will be $10,796. For January 1 to March 31, 2006, the monthly rent will be $16,800. For the lease years commencing April 1, 2007 through April 1, 2012, the base monthly rent will be $17,070 and increase by 1.65% each year beginning with the year commencing on April 1, 2008. Tufco has also agreed to pay for property taxes and other normal and necessary expenses associated with the lease such as utilities, repairs and maintenance.
     The Lease Agreement contains other customary provisions covering such matters as assignment and subleasing, maintenance of the premises and insurance. The Lease Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Lease Agreement is qualified in its entirety by reference to such Exhibit.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     Please see the disclosure relating to the Lease Agreement set forth in Item 1.01 of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: November 22, 2006	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer